                               POWER OF ATTORNEY

     Know all by these present, that Takeda Pharmaceuticals U.S.A., Inc.
(the "Reporting Person") hereby constitutes and appoints each of Paul
Sundberg, Chad Diehl and Brett Budzinski, signing singly, as the Reporting
Person's true and lawful attorney-in-fact to:

     (1)  prepare, execute in the Reporting Person's name and on the Reporting
          Person's behalf, and submit to the U.S. Securities and Exchange
          Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the Reporting Person to make electronic filings with the SEC of Reports required by Sections 13 and 16(a) of the
          Securities Exchange Act of 1934 or any rule or regulation of the SEC;

     (2)  prepare and file on behalf of the Reporting Person any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5) that the Reporting Person may be required to file with the
          SEC pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act") and the Securities
          Exchange Act of 1934, as amended (together with the implementing regulations thereto, the "Exchange Act") (collectively, the
          "Reports") with respect to the Reporting Person's ownership of, or transactions in, the securities of any entity whose securities are beneficially owned (directly or indirectly) by the Reporting Person
          ("Portfolio Companies");

     (3)  do and perform any and all acts for and on behalf of the Reporting
          Person which may be necessary or desirable to complete and execute any such Reports, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;

     (4)  complete for and on behalf of the Reporting Person, execute in the
          Reporting Person's name and on the Reporting Person's behalf, and submit to the requestor thereof, any questionnaires, documents or other materials that are requested in connection with any (i) equity or debt offering by a Portfolio Company and (ii) exercise by the
          Reporting Person of voting or proxy rights in connection with the
          Reporting Person's equity ownership of any Portfolio Company; and

     (5)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the
          Reporting Person, it being understood that the documents executed by such attorney-in-fact on behalf of the Reporting Person pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The Reporting Person hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting
Person might or could do if the legal representatives of the Reporting Person were personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The Reporting Person acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Reporting Person, are not assuming nor relieving any of the Reporting Person's responsibilities to comply with Section 13 or Section 16 of the Exchange Act. The Reporting Person acknowledges that none of the foregoing attorneys-in-fact assume (i) any liability for the Reporting Person's responsibility to comply with the requirements of the Act or the Exchange Act,
(ii) any liability of the Reporting Person for any failure to comply with such requirements or (iii) any obligation or liability of the Reporting Person for profit disgorgement under Section 16(b) of the Exchange Act.

     This Power of Attorney shall remain in full force and effect until the
Reporting Person is no longer required to file any Reports with respect to the Reporting Person's ownership of, or transactions in, the securities of
Portfolio Companies, unless earlier revoked by the Reporting Person at any time at its sole discretion. This Power of Attorney shall expire as to any individual attorney-in-fact if such attorney-in-fact ceases to serve as an employee of Takeda Pharmaceutical Company Limited or one of its
subsidiaries.

                            [Signature page follows]

     IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to become effective as of the date set forth below.

                                        TAKEDA PHARMACEUTICALS U.S.A., INC.

                                        By: /s/ Paul Sundberg
                                           -------------------------
                                        Name: Paul Sundberg
                                             -----------------------
                                        Title: Assistant Secretary
                                              ----------------------
                                        Date: January 8, 2018
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